U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1
                                       to
                                     Form 10


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                    27-3986073
        (State of Incorporation)            (I.R.S. Employer Identification No.)

23 Frond "K" Palm Jumeirah,  Dubai, UAE                      N/A
(Address of Principal Executive Offices)                  (Zip Code)

      Registrant's telephone number, including area code: +971 (7) 204 7593

                                   Copies to:
                                Pino Baldassarre
                               Corporate Secretary
                            907 South Riverside Drive
                           Indiatlantic, Florida 32903
                            Telephone: (321) 549-0628

                                   Copies to:
                               David E. Wise, Esq.
                       Law Offices of David E. Wise, P.C.
              9901 IH-10 West, Suite 800, San Antonio, Texas 78230
               Telephone: (210) 558-2858/Facsimile: (210) 579-1775
                           Email: wiselaw@verizon.net

        Securities to be registered under Section 12(b) of the Act: None

    Name of Exchange on which each class is to be registered: Not applicable

      Securities to be registered under Section 12(g) of the Exchange Act:

                               Common Stock, $.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer   [ ]                        Smaller reporting company [X]

                                EXPLANATORY NOTE

     We are filing this General Form for Registration of Securities on Form 10 to register our common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act")

     Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing statements pursuant to Section 12(g) of the Exchange Act.

                           FORWARD LOOKING STATEMENTS


     There are statements in this Registration Statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should carefully read this entire Registration Statement, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

                                TABLE OF CONTENTS

Item Number
and Caption                                                                 Page
-----------                                                                 ----

ITEM 1.  BUSINESS...........................................................   1

ITEM 1A. RISK FACTORS.......................................................   8

ITEM 2.  FINANCIAL INFORMATION..............................................  11

ITEM 3.  PROPERTIES.........................................................  16

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....  16

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS...................................  19

ITEM 6.  EXECUTIVE COMPENSATION.............................................  23

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
         INDEPENDENCE.......................................................  26

ITEM 8.  LEGAL PROCEEDINGS..................................................  26

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
         AND RELATED STOCKHOLDER MATTERS....................................  26

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES............................  27

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED............  31

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................  33

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA........................  35

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
         AND FINANCIAL DISCLOSURE...........................................  35

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS..................................  35

                                ITEM 1. BUSINESS

BACKGROUND


     Global Equity International, Inc. ("Company") was incorporated on October 1, 2010, as a Nevada corporation, for the express purpose of acquiring Global Equity Partners PLC, a corporation formed under the laws of the Republic of Seychelles ("GEP") on September 2, 2009.

     GEP is a Dubai based private equity firm that provides consulting services, such as corporate restructuring, advice on management buy outs, management recruitment, website design and development for corporate marketing, investor and public relations, regulatory compliance and introductions to financiers, to companies desiring to be listed on stock exchanges in various parts of the world.


     Our authorized capital consists of 70,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.


     On November 15, 2010, we entered into a Plan and Agreement of Reorganization ("Plan of Reorganization") with GEP and its sole shareholder, Peter J. Smith, pursuant to which we would acquire 100% of the common stock of GEP. We consummated the Plan of Reorganization effective December 31, 2010, by issuing 20,000,000 shares of our common stock to Peter J. Smith, at which time GEP became our wholly-owned subsidiary and Peter J. Smith was appointed as our President, Chief Executive Officer and Director.

     As a result of our acquisition of GEP, we provide investment services and advice to companies desiring to have their shares listed on stock exchanges or quoted on quotation bureaus in various parts of the world. We have offices in the United States, Dubai, London and Marbella (Spain). We have affiliations with firms located in some of the world's leading financial centers such as London, New York, Frankfurt and Dubai. These affiliations are informal and are comprised of personal relationships with groups of people or people with whom our Company or our management has done, or attempted to do, business in the past. We do not have any contractual arrangements, written or otherwise, with our affiliations.

     Peter Smith founded Global Equity Partners Plc to assist small to medium size businesses with management restructuring and corporate restructuring, in general, and also to obtain, if requested by its clients, access to capital markets via equity and debt financings.

     We also look for promising small to medium size companies ($2,000,000 to $10,000,000 in assets) and introduce them to private and institutional investors in our network ("rol-a-dex") of over 179 "financial introducers" around the world. These financial introducers are simply groups of people or institutions that are presently introducing new clients to us or who have introduced new clients to our management in the past. We do not have any contractual arrangements, written or otherwise, with these financial introducers.

     Presently, GEP is our only operating business. Global Equity International's present operations are limited to insuring compliance with regional, state and national securities regulatory agencies and organizations. In addition, GEI is charged with (i) handling our periodic obligations under the Securities Exchange Act of 1934; (ii) managing our investor relations; and (iii) raising debt and equity capital necessary to fund our operations and enhance and grow our business.

     We currently offer the following services to our clients:

     *    Corporate restructuring

     *    Management buy outs

     *    Management recruitment

     *    Website design, development and marketing advice

     *    Investor and public relations

     *    Regulatory compliance

     *    Introductions to financiers

CORPORATE RESTRUCTURING SERVICES

     We advise and assist our clients in determining the corporate structure that is most suitable to their business models. We recommend management changes where necessary. We also offer them corporate governance models customized to their specific organizations and desired exchange listings. We also review and analyze their balance sheets and capital structures and make recommendations on debt consolidations, equity exchanges for debt, proper capital structures and viability and timing of equity and debt offerings.

MANAGEMENT BUY OUTS

     We assist our clients in every aspect of management buy outs from corporate restructuring to debt financing and also introduce buyers and sellers to financiers for private equity placements.

MANAGEMENT RECRUITING

     We assist our clients with the recruitment of management and board members through our various contacts around the world. Management recruitment and retention is also an important part of our Corporate Restructuring Services and these services often overlap.

WEBSITE DESIGN AND DEVELOPMENT


     We recognize that in these times, successful businesses must have comprehensive and professional internet profiles, interactive websites and excellent feedback mechanisms. We will assist our clients in this area by recommending third party consultants and organizations to design, develop and manage their websites and social networking capabilities.


INVESTOR AND PUBLIC RELATIONS

     Since our clients and future clients will likely desire to have their shares listed or continue to be listed on a stock exchange or quoted on one of the quotation bureaus, we will advise our clients on the necessary requirements for communicating with their equity holders and stake holders, their customers and potential customers. We will assist our clients in this area by recommending third party financial professionals and investor relations and public relations organizations to provide them with such services.

REGULATORY COMPLIANCE

     We are organizing a cadre of third party securities attorneys and accountants to assist our clients with their compliance with the many reporting and other requirements of stock exchanges, quotation bureaus and securities regulatory agencies and organizations in the states and countries where their shares will be or are listed.

INTRODUCTIONS TO FINANCIERS

     After reviewing the business plans, prospects and problems that are unique to each of clients, we will use our best efforts to introduce our clients to various third party financial resources around the world who may be able to assist them with their capital funding requirements.

     As used throughout this Form 10 registration statement, references to "Global Equity International," "GEI," "Company," "we," "our," "ours," and "us" refer to Global Equity International, Inc. and our subsidiaries, unless the context otherwise requires. In addition, references to "financial statements" are to our consolidated financial statements contained herein, except as the context otherwise requires. References to "fiscal year" are to our fiscal year which ends on December 31 of each calendar year. Unless otherwise indicated, the terms "Common Stock," "common stock" and "shares" refer to our shares of $.001 par value, common stock.

HISTORICAL BUSINESS TRANSACTED

2010 TRANSACTIONS

     GEP completed two transactions in 2010. The first transaction involved M1 Luxembourg AG a Swiss company, that we helped get listed on the Frankfurt Open Market, a German stock exchange.

     M1 Luxembourg AG, through its subsidiaries, offers financial advisory services. The firm's subsidiaries include Cannon Regus, Sumner Holdings, ISIS financial Associates Ltd, Britannia Overseas Property, and M1 Lux (Cyprus) Ltd. It provides mortgage, private banking, company formation, real estate management and trust formation advisory services. Additionally, the firm offers property documentation, education fees planning, retirement planning, healthcare insurance policies and private wealth management advisory services. M1 Luxembourg AG is headquartered in Hunenberg, Switzerland.


     Our contract with M1 Luxembourg AG originally called for us to receive a cash fee of $200,000. However, we renegotiated our fee to take 2,000,000 shares of the client's common stock, valued at $1,086,160. Our total fees received from M1 Luxembourg AG in 2010 represented approximately 52.7% of our gross revenues for 2010.


     The second transaction in 2010 involved consulting with Monkey Rock Group, Inc. (MKRO.OB), a United States company operated by two British nationals. Monkey Rock initially focused on organizing motorbike events, such as Sturgis, South Dakota, which is one of the largest gatherings of bikers in the world with an average of 400,000 bikers participating. GEP was engaged by Monkey Rock to assist it in expanding in Europe and to assist with branding and marketing. GEP introduced Monkey Rock to Brand Union, a division of WPP, one of the largest advertising firms in the world.


     In 2009, GEP received $15,000 in cash compensation from Monkey Rock Group, Inc. In 2010, GEP received compensation from Monkey Rock in the form of 1,500,000 shares of common stock, valued at $975,000 at the time of issuance.

Our total fees received from Monkey Rock Group, Inc. in 2010 represented approximately 47.3% of our gross revenues for 2010.

     Although we received 52.7% of our gross revenues from M1 Luxembourg AG and 47.3% of our gross revenues from Monkey Rock Group, Inc. during 2010, these companies represent non-recurring revenues and we were not dependent on revenues from these two companies in 2011 nor will we be dependent on them in any subsequent period.

     During the fiscal year ended December 31, 2011, we received gross revenues from the following clients who each represented over 10% of our gross revenues:

           Arrow Cars SL                  $ 73,500(1)             25.48%
           RFC K.K                        $ 55,000(1)             19.06%
           Black Swan Data Ltd.           $ 60,000(1)             20.80%
           Voz Mobile Cloud Ltd.          $100,000(2)             34.66%

----------
(1)  Represents cash fees received by the Company.
(2)  Represents 2,000,000 shares of equity securities valued at $.05 per share.


NEW BUSINESS TRANSACTED IN 2011


     We currently have contracts with three companies: (1) RFC K.K., a Japan based company; (2) Black Swan Data Limited, a United Kingdom based company; and
(3) Arrow Cars SL, a company that is currently based in Spain and is a national rent a car business. In addition, we had another contract in 2011 with Voz Mobile Cloud Ltd.., a "voice to mail" technology company. We entered into the contract with Voz Mobile Cloud Ltd. on December 12, 2011, and we concluded our work on that contract on December 31, 2011. As compensation, we received 2,000,000 shares of Voz Mobile Cloud Inc. common stock valued at an aggregate of $100,000 in the fourth quarter of 2011.

     RFC K.K. has been in business for a little over three years and they are in the online race simulation business. RFC K.K. has engaged us to assist them in their expansion into the Middle Eastern and Asian markets. We have arranged meetings between RFC K.K. and a few high profile, potential Dubai based partners/investors. As of this time, RFC K.K. has not entered into any agreements with these potential Dubai partners/investors, but has entered into preliminary, non-binding verbal agreements with the Shanghai local government and Ferrari to set up a Race Fight Club in Shanghai, Peoples Republic of China.

     RFC K.K. has agreed to pay us a total of $240,000 over the initial 12 months of our contract. We have received $60,000 under this contract so far and have nine more monthly payments due to us at $20,000 each. During months 13-24 of the contract, RFC K.K. pay us $6,000 per month. In addition, we will receive a 10% equity stake in RFC K.K. in the event that we assist RFC K.K. is acquiring a target business.


     Black Swan Data Limited is a United Kingdom based company ("Black Swan") that has developed algorithm based artificial intelligence that audits and merges internal and external date feeds from various sources, such as sales and transactional data, web and mobile statistics, consumer services data, social network analysis and customer relationship management databases. Black Swan engaged us to (i) assist it with recruiting and structuring its management with very specific skill sets and job experience; and (ii) prepare a short list of acquisition targets in the United Kingdom.

     Black Swan Data Limited has agreed to paid us $180,000, of which $55,,000 has been paid. We will receive the balance of $125,000 over the next six to eight months. In addition, we will receive a 10% equity stake in Black Swan Data Limited in the event we assist Black Swan Data Limited in acquiring a target business.

     Arrow Cars SL is currently based in southern Spain and has been in business since 2008. Arrow Cars SL is a national rent a car business operating only in Spain. Arrow Cars SL has engaged us to consult with them and to design a three year strategy to expand their business model into other high density tourist areas of Spain, Portugal and southern France, with the objective of opening a similar business in the United States, primarily in Florida.

     Arrow Cars SL has agreed to pay us an initial fee of $20,000 and then a subsequent aggregate fee of $115,000 over the subsequent twelve months. In addition, we will receive a 10% equity stake in Arrow Cars SL in the event we assist Arrow Cars SL in acquiring a target business.


     We have three distinct divisions (none of which will be treated as a segment for financial reporting purposes):

     1. Introducers Network. We have developed and continue to develop a number of finance professionals, accountants, attorneys and financial advisers who will introduce us to their clients. We will review businesses introduced to us be these introducers and we will compensate them on some "to be determined" basis in the event that we are engaged by to assist the companies they introduce to us.

     2. Project Review. Our management team and advisors will carefully review and vet each business plan and opportunity submitted to us. Our management team and advisors will determine which services we can offer these clients and assess the potential propositions to best assist our clients in achieving their goals.

     3. Placing. Working with our business associates in Frankfurt, London, Miami, New York and Toronto, we will use our best efforts to assist our clients with listings on stock exchanges in these cities in order to maximize their exposure to capital markets and to access funding via debt and equity offerings.


FUTURE PLANS

     We currently have three clients under contract, Arrow Cars SL, Black Swan Data Limited and RFC K.K.

     We anticipate signing up an additional three clients by the end of February 2012. We expect the contracts with the three new clients will provide us, collectively, with an additional $35,000 per month in revenues.

     Our monthly burn rate for 2012 will be approximately $31,500. Based on the following table, we project, but can not assure investors, that we will have sufficient revenues to fund our operations for the next 12 months.

          Global Equity International Inc & Global Equity Partners Plc
                            P&L Projections for 2012

        Month                   1            2            3            4            5            6            7
                             --------     --------     --------     --------     --------     --------     --------
INCOME:
Black Swan Data Limited      $     --     $     --     $ 45,000     $     --     $     --     $ 40,000     $     --
RFC KK                       $ 20,000     $ 20,000     $ 20,000     $ 20,000     $ 20,000     $ 20,000     $ 20,000
Arrow Cars SL                $ 11,333     $ 11,333     $ 11,333     $ 11,333     $ 11,333     $ 11,333     $     --
                             --------     --------     --------     --------     --------     --------     --------
                             $ 31,333     $ 31,333     $ 76,333     $ 31,333     $ 31,333     $ 71,333     $ 20,000
                             ========     ========     ========     ========     ========     ========     ========

Expenses:
General & Administrative     $  5,000     $  5,000     $  5,000     $  5,000     $  5,000     $ 10,000     $ 10,000
Directors                    $     --     $     --     $     --     $     --     $     --     $     --     $ 30,000
Employees                    $     --     $     --     $     --     $  3,333     $  3,333     $  3,333     $  3,333
Legal & Accountants          $     --     $     --     $ 20,000     $ 10,000     $     --     $     --     $     --
Misc                         $     --     $     --     $     --     $  2,500     $  2,500     $  2,500     $  2,500
                             --------     --------     --------     --------     --------     --------     --------
                             $  5,000     $  5,000     $ 25,000     $ 20,833     $ 10,833     $ 15,833     $ 45,833
                             ========     ========     ========     ========     ========     ========     ========

NET PROFIT / (LOSS)          $ 26,333     $ 26,333     $ 51,333     $ 10,500     $ 20,500     $ 55,500     $(25,833)
                             ========     ========     ========     ========     ========     ========     ========

        Month                   1            2            3            4            5            6            7
                             --------     --------     --------     --------     --------     --------     --------

CASH FLOW                    $ 26,333     $ 52,666     $103,999     $114,499     $134,999     $190,499     $164,666
                             ========     ========     ========     ========     ========     ========     ========


        Month                   8             9            10            11            12          Total
                             --------      --------     --------      --------      --------      --------
INCOME:
Black Swan Data Limited      $     --      $ 40,000     $     --      $     --      $     --      $125,000
RFC KK                       $ 20,000      $ 20,000     $  6,000      $  6,000      $  6,000      $198,000
Arrow Cars SL                $     --      $     --     $     --      $     --      $     --      $ 67,998
                             --------      --------     --------      --------      --------      --------
                             $ 20,000      $ 60,000     $  6,000      $  6,000      $  6,000      $390,998
                             ========      ========     ========      ========      ========      ========

Expenses:
General & Administrative     $ 10,000      $ 10,000     $ 10,000      $ 10,000      $ 10,000      $ 95,000
Directors                    $ 30,000      $ 30,000     $ 30,000      $ 30,000      $ 30,000      $180,000
Employees                    $  3,333      $  3,333     $  3,333      $  3,333      $  3,333      $ 29,997
Legal & Accountants          $ 10,000      $     --     $     --      $ 10,000      $     --      $ 50,000
Misc                         $  2,500      $  2,500     $  2,500      $  2,500      $  2,500      $ 22,500
                             --------      --------     --------      --------      --------      --------
                             $ 55,833      $ 45,833     $ 45,833      $ 55,833      $ 45,833      $377,497
                             ========      ========     ========      ========      ========      ========

NET PROFIT / (LOSS)          $(35,833)     $ 14,167     $(39,833)     $(49,833)     $(39,833)     $ 13,501
                             ========      ========     ========      ========      ========      ========

        Month                   8             9            10            11            12
                             --------      --------     --------      --------      --------

CASH FLOW                    $128,833      $143,000     $103,167      $ 53,334      $ 13,501
                             ========      ========     ========      ========      ========

     In the event that we are unable to generate the revenues indicated in the above table, we will have to lower the salaries of our three employees and possibly curtail our operations until such time as we can generate sufficient revenues to cover our overhead.

EMPLOYEES; IDENTIFICATION OF A SIGNIFICANT EMPLOYEE


     We currently have three employees: Peter J. Smith, Enzo Taddei and Adrian Scarrott. Peter J. Smith, our President, Enzo Taddei, our Chief Financial Officer, and Adrian Scarrott, our Business Development Director, each has an employment agreement with the Company. Pino Baldassarre is our Corporate Secretary, but he is not an employee of the Company. Peter J. Smith, Enzo Taddei and Adrian Scarrott are full time employees. See "MANAGEMENT." We intend to hire additional employees when they are needed.


COMPETITION


     We face intense competition in every aspect of our business, and particularly from other firms which offer management, compliance and other consulting services to private and public companies. We would prefer to accept a relatively low cash component as our fee for management consulting and regulatory compliance services and take a greater portion of our fee in the form of restricted shares of our private clients' common stock. We also face competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors and other management consulting and regulatory compliance services firms similar to ours. Many of our competitors have greater financial and management resources and some have greater market recognition than we do.


REGULATORY REQUIREMENTS

     We are not required to obtain any special licenses, nor meet any special regulatory requirements before establishing our business, other than a simple business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended products, then our business may suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.


     We are not a broker-dealer, investment advisor or investment company.


VOLUNTARY FILING


     We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission ("SEC") and we are under no obligation to do so under the Securities Exchange Act of 1934 ("Exchange Act"). However, our Board of Directors believes that by registering our class of common stock with the SEC and filing reports under the Exchange Act, some of which include audited financial statements, our Company's business activities, financial condition and results of operations will be transparent and accessible by our current and potential clients, and may help our business in the future.


REPORTS TO SECURITY HOLDERS

     1. We will be subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and periodic reports, proxy statements, information statements and other information with the SEC.

     2. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The public may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

                              ITEM 1A. RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER AND OUR SHAREHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT IN OUR SHARES.

                        RISKS ASSOCIATED WITH OUR COMPANY

     WHILE WE HAVE TWO YEARS OF OPERATING HISTORY AND HAVE ACCUMULATED PROFITS, THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.


     We were incorporated in Nevada on October 1, 2010, and our wholly-owned subsidiary, GE Partners Plc, was formed on September 2, 2009. For the nine months ended September 30, 2011, we incurred a net loss from operations of $126,150 and an unrealized loss on "available for sale marketable securities"(due to a decline in the value thereof) for an additional loss of $1,434,609. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment in our Company. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:


     *    our ability to attract clients who will buy our services from us; and

     *    our ability to generate revenues through the sale of our services.


     WE HAVE NO COMMITMENTS FROM ANY ONE TO PROVIDE US WITH DEBT OR EQUITY FINANCING. IN THE EVENT OUR REVENUES DO NOT COVER OUR EXPENSES, THEN WE MAY NOT BE ABLE TO CARRY OUT OUR BUSINESS PLAN.

     Our monthly burn rate is estimated to be $31,500 per month during 2011. We are dependent on our existing contracts with clients to cover this burn rate. If we are unable to cover our burn rate, then we will have to borrow money or sell our securities to raise money. We have no commitments from anyone to lend us money or to invest in our securities. In the event that our revenues do not cover our expenses and we are unable to borrow money or sell our securities to fund our operations, then we will have to curtail our operations and our investors cold lose part or all of their investments in our Company.


     AS A RESULT OF OUR INTENSELY COMPETITIVE INDUSTRY, WE MAY NOT GAIN ENOUGH MARKET SHARE TO BE PROFITABLE.

     The corporate consulting business is intensely competitive and due to our small size and limited resources, we may be at a competitive disadvantage, especially as a public company. There are several firms offering similar services. Many of our competitors have proven track records and substantial human and financial resources, as opposed to our Company who has limited human resources and little cash. Also, the financial burden of being a public company, which will cost us approximately $40,000 per year in auditing fees and legal fees to comply with our reporting obligations under the Securities Exchange Act of 1934 and compliance with the Sarbanes-Oxley Act of 2002, will strain our finances and stretch our human resources to the extent that we may have to price our social networking services and advertising fees higher than our non-publicly held competitors just to cover the costs of being a public company.

     WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS WHICH MAY NEGATIVELY AFFECT OUR PROFITABILITY AND ABILITY TO CARRY OUT OUR BUSINESS PLAN.

     We are currently in a severe worldwide economic recession. Runaway deficit spending by the United States government and other countries further exacerbates the United States and worldwide economic climate and may delay or possibly deepen the current recession. Currently, a lot of economic indicators such as rising gasoline and commodity prices, suggest higher inflation, dwindling consumer confidence and substantially higher taxes. Demand for the services we offer tends to decline during recessionary periods when disposable revenue is lower and may impact sales of our services. In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, civil unrest in the Middle East, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short term or, sometimes, long term impact on spending. The worldwide recession is placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, borrow money, operate effectively and profitably and to plan for the future.

     BECAUSE PETER J. SMITH, OUR PRESIDENT, OWNS 62.54% OF OUR TOTAL OUTSTANDING COMMON STOCK AND 5,000,000 (100%) SHARES OF OUR TOTAL OUTSTANDING PREFERRED STOCK, MR. SMITH WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.

     Peter J. Smith, our President, owns 62.54% of our total outstanding common stock and 100% of our total outstanding preferred stock. As a result, Peter J. Smith will own the vast majority of the shares of our Common Stock, all shares of our preferred stock and super-voting rights attributable to his preferred stock, which allow him to cast two (2) votes per share of preferred stock and he will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.


     BECAUSE OUR BUSINESS MODEL ANTICIPATES OUR RECEIVING EQUITY STAKES IN OUR CLIENTS, MOST OF WHOM WILL BE DEVELOPMENT STAGE COMPANIES, WE MAY NOT BE ABLE TO RESELL SUCH EQUITY AT SUITABLE PRICES, IF AT ALL, WHICH COULD MATERIALLY IMPACT OUR EARNINGS AND ABILITY TO REMAIN IN BUSINESS.

     Our business model anticipates that we will receive, as partial compensation for our consulting services, equity stakes in our clients, many of whom will be development stage companies. We will have to value those equity stakes at the time we receive them. Investments in development stage companies are risky because many of such companies' securities are illiquid, thinly traded (if at all) and the value of such securities will be subject to adjustments should the value of such securities decline or should such businesses fail, which could cause us to write-down or write-off the value of such securities and result in a negative impact to our earnings and possibly cause us to cease or curtail our operations.


     OUR SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING, FUND OUR OPERATIONS AND SATISFY OUR OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

     We have no committed source of financing. We will likely have to issue additional shares of our Common Stock to fund our operations and to implement our plan of operation. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 41,219,300 authorized, but unissued, shares of our common stock. Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

     BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

     Our Common Stock is not presently quoted on the Over-the-Counter Bulletin Board or traded in any market. Therefore, you may not be able to resell your stock.

     Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.


     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.


     FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.


     The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

     OUR ARTICLES OF INCORPORATION AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

     Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. On November 30, 2011, the Company issued all 5,000,000 shares of our authorized preferred stock to our Chief Executive Officer, Peter Smith.

     THIS  REGISTRATION  STATEMENT  CONTAINS   FORWARD-LOOKING   STATEMENTS  AND
INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.


     These forward-looking statements in this registration statement are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

                          ITEM 2. FINANCIAL INFORMATION

     The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the notes thereto.

RECENT ACCOUNTING PRONOUNCEMENTS

     In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (International Financial Reporting Standard)." ASU 2011-04 attempts to improve the comparability of fair value measurements disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. Amendments in ASU 2011-04 clarify the intent of the application of existing fair value measurement and disclosure requirements, as well as change certain measurement requirements and disclosures. ASU 2011-04 is effective for the Company beginning January 1, 2012 and will be applied on a prospective basis. We do not believe that the adoption of ASU 2011-04 will have material effect on our consolidated financial statements.

BUSINESS DEVELOPMENT


2010 TRANSACTIONS

     GEP completed two transactions in 2010. The first transaction involved M1 Luxembourg AG a Swiss company, that we helped get listed on the Frankfurt Open Market, a German stock exchange.

     M1 Luxembourg AG, through its subsidiaries, offers financial advisory services. The firm's subsidiaries include Cannon Regus, Sumner Holdings, ISIS financial Associates Ltd, Britannia Overseas Property, and M1 Lux (Cyprus) Ltd. It provides mortgage, private banking, company formation, real estate management and trust formation advisory services. Additionally, the firm offers property documentation, education fees planning, retirement planning, healthcare insurance policies and private wealth management advisory services. M1 Luxembourg AG is headquartered in Hunenberg, Switzerland.

     Our contract with M1 Luxembourg AG originally called for us to receive a cash fee of $200,000. However, we renegotiated our fee to take 2,000,000 shares of the client's common stock, valued at $1,086,160. Our total fees received from M1 Luxembourg AG in 2010 represented approximately 52.7% of our gross revenues for 2010.

     The second transaction in 2010 involved consulting with Monkey Rock Group, Inc. (MKRO.OB), a United States company operated by two British nationals. Monkey Rock initially focused on organizing motorbike events, such as Sturgis, South Dakota, which is one of the largest gatherings of bikers in the world with an average of 400,000 bikers participating. GEP was engaged by Monkey Rock to assist it in expanding in Europe and to assist with branding and marketing. GEP introduced Monkey Rock to Brand Union, a division of WPP, one of the largest advertising firms in the world.

     In 2009, GEP received $15,000 in cash compensation from Monkey Rock Group, Inc. In 2010, GEP received compensation from Monkey Rock in the form of 1,500,000 shares of common stock, valued at $975,000 at the time of issuance. Our total fees received from Monkey Rock Group, Inc. in 2010 represented approximately 47.3% of our gross revenues for 2010.

     Although we received 52.7% of our gross revenues from M1 Luxembourg AG and 47.3% of our gross revenues from Monkey Rock Group, Inc. during 2010, these companies represent non-recurring revenues and we were not dependent on revenues from these two companies in 2011 nor will we be dependent on them in any subsequent period.

RESULTS FOR THE YEAR ENDED DECEMBER 31 2010:

     During 2010, the Company had revenues totaling $2,061,160, comprised entirely of equity received in two companies: M1 Luxembourg AG and Monkey Rock Group, Inc.

     Our general and administration costs amounted to $40,328, including $15,178 in travel expenses. $34,658 was paid to our Chief Executive Officer as salary.

     We paid $88,852 in commissions to persons who introduced us to two of our clients, Black Swan data Limited and Arrow cars SL.

     We also incurred $64,584 in legal, accounting and other professional fees. We paid an additional $60,050 for business licenses and permits. We recognized exchange rate losses of $3,441.

     Thus, our total operating expenses for 2010 were $291,913.


     The net profit was $1,769,247 and the unrealized gain on the available for sale marketable securities owned by the Company amounted to $166,076, hence the comprehensive income amounted to $1,935,323.


     The Company did not pay any interest as interest was not due within the 2010 fiscal year.


     Based on 21,092,405 weighted average shares outstanding for the year ended December 31 2010, the profit per share was $0.08.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30 2011:


     We currently have contracts with three companies: (1) RFC K.K., a Japan based company; (2) Black Swan Data Limited, a United Kingdom based company; and
(3) Arrow Cars SL, a company that is currently based in Spain and is a national rent a car business. In addition, we entered into another contract on December 12, 2011 with Voz Mobile Cloud Inc., a "voice to mail" technology company, and we concluded our work on that contract on December 31, 2011. As compensation, we received 2,000,000 shares of Voz Mobile Cloud Inc. common stock valued at an aggregate of $100,000 in the fourth quarter of 2011.

     The Company had cash revenues amounting to $96,491 for the nine months ended September 2011. We received gross revenues from the following clients who each represented over 10% of our gross revenues:

                 Arrow Cars SL            $56,531(1)       58.6%
                 Black Swan Data Ltd.     $39,960(1)       41.4%

----------
(1)  Represents cash fees received by the Company.

      Our general and administration costs amounted to a total of $114,912 during the nine months ended September 30, 2011. We also incurred $69,959 in officer salaries during this period. Our travel expenses amounted to $27,040 during this period.

     We also paid a commission to the person who introduced us to our client, RFC K.K. during this period.

     We incurred $63,542 in legal fees, $5,000 in accounting fees and $5,501 in other professional fees. We experienced exchange rate losses of $4,198 during the nine months ended September 30, 2011.

     Thus, our total operating expenses amounted to $222,692 for the nine month period ended September 30, 2011.

     We received $690 in interest income and paid $500 in interest expense during this period.

     Our net loss for the nine months ended September 30, 2011 was $(126,150) and the unrealized loss on the available for sale marketable securities owned by the Company amounted to $(1,308,459), hence the comprehensive loss amounted to $(1,434,609).

     Based on 28,720,833 weighted average shares outstanding, for the nine months ended September 30, 2011, the loss per share was $(0.00).

LIQUIDITY AND CAPITAL RESERVES:


     Through the nine months ended September 30, 2011 we have relied on advances of $127,223 from loans from shareholders, third party non-affiliates and also proceeds from stock issued for cash. As of September 30, 2011, the Company had cash of $2,700 and a working capital deficit of $89,331.


     It is the Company's intention to seek additional debt financing, which we plan to use for working capital to implement a marketing program to increase awareness of our business model and also to expand our operations via the acquisition companies that are in a similar space and industry as ours. We have no current plans to issue additional equity to raise working capital. Any short fall in our projected operating revenues will be covered by either a reduction in the compensation paid to our three officers or from loans from one or more of our officers. However, at the present time, we do not have verbal or written commitments from any of our officers or from any other person to lend us money.

     Depending upon market conditions, the Company may not be successful in raising sufficient additional capital for it to achieve its business objectives. In such event, the business, prospects, financial condition, and results of operations could be materially adversely affected.

     The Company's executive offices are based Dubai and our satellite offices are in London and Marbella (Spain).

     Our auditors have not seen the need to include a "Going Concern" note in our 2010 year end audit report. Instead, a liquidity note was included stating that the Company's cash balance was minimal and that the Company expects to meet all of its obligations either by selling its marketable securities or by way of debt and/or equity financing that could be available to the Company.


     We have recently signed contracts with three new clients that are valued at $767,000 in cash fees between 2011 and 2012. In addition, we could earn a 10% equity stake in each of these three clients if we are successful in help them acquire a target company. We cannot determine at this time how much, if anything, these equity stakes would be worth to us or how or at what value we could book such assets.

     We are also in negotiations with three other companies that would like to retain our services. We hope to sign these new clients before February 28, 2012.

FUTURE PLANS

     We currently have three clients under contract, Arrow Cars SL, Black Swan Data Limited and RFC K.K.

     We anticipate signing up an additional three clients by the end of February 2012. We expect the contracts with the three new clients will provide us, collectively, with an additional $35,000 per month in revenues.

     Our monthly burn rate for 2012 will be approximately $31,500. Based on the following table, we project, but can not assure investors, that we will have sufficient revenues to fund our operations for the next 12 months.

          Global Equity International Inc & Global Equity Partners Plc
                            P&L Projections for 2012

        Month                   1            2            3            4            5            6            7
                             --------     --------     --------     --------     --------     --------     --------
INCOME:
Black Swan Data Limited      $     --     $     --     $ 45,000     $     --     $     --     $ 40,000     $     --
RFC KK                       $ 20,000     $ 20,000     $ 20,000     $ 20,000     $ 20,000     $ 20,000     $ 20,000
Arrow Cars SL                $ 11,333     $ 11,333     $ 11,333     $ 11,333     $ 11,333     $ 11,333     $     --
                             --------     --------     --------     --------     --------     --------     --------
                             $ 31,333     $ 31,333     $ 76,333     $ 31,333     $ 31,333     $ 71,333     $ 20,000
                             ========     ========     ========     ========     ========     ========     ========

Expenses:
General & Administrative     $  5,000     $  5,000     $  5,000     $  5,000     $  5,000     $ 10,000     $ 10,000
Directors                    $     --     $     --     $     --     $     --     $     --     $     --     $ 30,000
Employees                    $     --     $     --     $     --     $  3,333     $  3,333     $  3,333     $  3,333
Legal & Accountants          $     --     $     --     $ 20,000     $ 10,000     $     --     $     --     $     --
Misc                         $     --     $     --     $     --     $  2,500     $  2,500     $  2,500     $  2,500
                             --------     --------     --------     --------     --------     --------     --------
                             $  5,000     $  5,000     $ 25,000     $ 20,833     $ 10,833     $ 15,833     $ 45,833
                             ========     ========     ========     ========     ========     ========     ========

NET PROFIT / (LOSS)          $ 26,333     $ 26,333     $ 51,333     $ 10,500     $ 20,500     $ 55,500     $(25,833)
                             ========     ========     ========     ========     ========     ========     ========

        Month                   1            2            3            4            5            6            7
                             --------     --------     --------     --------     --------     --------     --------

CASH FLOW                    $ 26,333     $ 52,666     $103,999     $114,499     $134,999     $190,499     $164,666
                             ========     ========     ========     ========     ========     ========     ========


        Month                   8             9            10            11            12          Total
                             --------      --------     --------      --------      --------      --------
INCOME:
Black Swan Data Limited      $     --      $ 40,000     $     --      $     --      $     --      $125,000
RFC KK                       $ 20,000      $ 20,000     $  6,000      $  6,000      $  6,000      $198,000
Arrow Cars SL                $     --      $     --     $     --      $     --      $     --      $ 67,998
                             --------      --------     --------      --------      --------      --------
                             $ 20,000      $ 60,000     $  6,000      $  6,000      $  6,000      $390,998
                             ========      ========     ========      ========      ========      ========

Expenses:
General & Administrative     $ 10,000      $ 10,000     $ 10,000      $ 10,000      $ 10,000      $ 95,000
Directors                    $ 30,000      $ 30,000     $ 30,000      $ 30,000      $ 30,000      $180,000
Employees                    $  3,333      $  3,333     $  3,333      $  3,333      $  3,333      $ 29,997
Legal & Accountants          $ 10,000      $     --     $     --      $ 10,000      $     --      $ 50,000
Misc                         $  2,500      $  2,500     $  2,500      $  2,500      $  2,500      $ 22,500
                             --------      --------     --------      --------      --------      --------
                             $ 55,833      $ 45,833     $ 45,833      $ 55,833      $ 45,833      $377,497
                             ========      ========     ========      ========      ========      ========

NET PROFIT / (LOSS)          $(35,833)     $ 14,167     $(39,833)     $(49,833)     $(39,833)     $ 13,501
                             ========      ========     ========      ========      ========      ========

        Month                   8             9            10            11            12
                             --------      --------     --------      --------      --------

CASH FLOW                    $128,833      $143,000     $103,167      $ 53,334      $ 13,501
                             ========      ========     ========      ========      ========

     In the event that we are unable to generate the revenues indicated in the above table, we will have to lower the salaries of our three employees and possibly curtail our operations until such time as we can generate sufficient revenues to cover our overhead.

     This section of the registration statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this registration statement. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


                               ITEM 3. PROPERTIES

     The Company does not own any property. Our executive offices are located at 23 Frond "K" Palm Jumeirah, Dubai, UAE where we are utilizing approximately 600 square feet of Peter Smith's personal offices in Dubai and pay no rent for such privilege. We also have a satellite office located at 1 Berkeley Street, London W1J 8DJ, United Kingdom, which is a service office for which we pay 350 British Pounds per month on a renewable one year lease. Our Business Development Director, Adrian Scarrott, uses our London office on a daily basis and we use the office when our other management members are in London. We have another satellite office located at Avenida Marques del Duero 67, Edificio Bahia 2A,
29670 San Pedro de Alcantara, Marbella, Spain where we are utilizing approximately 1,100 square feet of Enzo Taddei's personal offices in Marbella and pay no rent for such privilege. We have another satellite office at 907 South Riverside Drive, Indiatlantic, Florida 32903 where we are utilizing approximately 200 square feet of Pino Baldassarre's personal offices and pay no rent. Peter J. Smith, our President and Chief Executive Office, is based in Dubai, Enzo Taddei, our Chief Financial Officer, is based in Marbella, Adrian Scarrott, our Business Development Director is based in London and Pino Baldassarre, our Corporate Secretary, is based in Florida.

     ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following tables set forth the ownership of our common stock and preferred stock by (a) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock and preferred stock; and (b) by all of named officers and our directors and by all of our named executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares and are beneficial owners of the shares indicated in the tables, except as otherwise noted by footnote.


     The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.


(a) Security ownership of certain beneficial owners:

                      Name and Address of           Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Common Stock       Peter J. Smith                      18,000,000 (1)                62.54%
                   23 Frond "K" Palm Jumeirah
                   Dubai, UAE

Common Stock       Enzo Taddei                          5,000,000 (2)                17.37%
                   Avenida Marques del Duero 67
                   Edificio Bahia 2A
                   29670 San Pedro de Alcantara
                   Marbella, Spain

----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.
(2) Mr. Taddei is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

                      Name and Address of           Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Preferred Stock    Peter J. Smith                       5,000,000 (1)               100.00%
                   23 Frond "K" Palm Jumeirah
                   Dubai, UAE

----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(b) Security ownership of management:

                             Name of                Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Common Stock            Peter J. Smith                18,000,000 (1)                62.54%

Common Stock            Enzo Taddei                    5,000,000 (2)                17.37%

Common Stock            Pino G. Baldassarre                    0                        0%

Common Stock            All officers and directors    23,000,000                    79.91%
                         as a group (3 persons)

----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.
(2) Mr. Taddei is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

                             Name of                Amount and Nature of
Title of Class          Beneficial Owner            Beneficial Ownership        Percent of Class
--------------          ----------------            --------------------        ----------------
Preferred Stock         Peter J. Smith                 5,000,000 (1)               100.00%

Preferred Stock         Enzo Taddei                            0                        0%

Preferred Stock         Pino G. Baldassarre                    0                        0%

Preferred Stock         All officers and directors
                        as a group (3 persons)         5,000,000 (1)               100.00%

----------
(1) Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(c) Changes in control:

     We are not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

                    ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

OFFICERS AND DIRECTORS

     Our two directors will serve until their two successors are elected and qualified. Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our officers, directors and key employees are set forth below:

                                First Year
      Name             Age     as Director               Position
      ----             ---     -----------               --------

Peter James Smith      43         2010      President, Chief Executive Officer
                                            and Director

Enzo Taddei            39         2011      Chief Financial Officer and Director

Pino G. Baldassarre    52          --       Corporate Secretary

     The persons named above were elected to hold their offices until the next annual meeting of our stockholders.

PETER JAMES SMITH - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR


     Mr. Smith has served as the President, Chief Executive Officer and Director of Global Equity Partners, PLC, our now wholly-owned subsidiary, since its formation on September 2, 2009,. Mr. Smith has also servied as the President, Chief Executive Officer and Director of the Company since December 31, 2010. Between June 1, 2006, and September 2, 2009, when he formed Global Equity Partners, PLC, Mr. Smith was not employed and spent his time researching the market for the consulting business in which Global Equity Partners, PLC would be engaged. 2006. In 1993, he created an international financial services company in the Middle East and Asia, named Belgravia Financial Management, and served as the Chief Executive Officer of that firm until he resigned in May 2006. Between 1993 and May 2006, he built Belgravia Financial Management to 23 global offices, 5 country licenses and in 2005, he floated the company for $40m on the American market having built the organization to $2.2bn under management with a staff of approximately 300 people.Mr. Smith first qualified as a stockbroker in London in 1986 with Rensburg and Co. where he became both a registered equity trader and registered representative of the firm that is a UK registered, full service stockbroker trading equities, options, warrants, gilts and bonds. He also spent 12 months within that firm covering the back office facilities of a brokerage house including sales, purchase, rights, dividends and new issues. He then moved on to the London Traded Options Market where he passed his LTOM open outcry examinations to become an options trader for a subsidiary of ABN Amro bank called International Clearing Services (ICS). As an Options trader, his job was to trade options on behalf of all the firm's clients and to hedge the positions of the market makers the firm cleared for in the equity market. As the sole dual qualified broker for ICS, he was constantly trading in either equities or options, either by open outcry or screen dealing on the London Stock Exchange Floor on Threadneedle Street.

ENZO TADDEI - CHIEF FINANCIAL OFFICER AND DIRECTOR


     Mr. Taddei was appointed as our Chief Financial Officer and a member of our Board of Directors on September 1, 2011. From November 2010 until December 8, 2011, when he resigned from such offices, Mr. Taddei was a member of the Board of Directors and part-time Chief Financial Officer of Networking Partners, Inc., a social networking company. Mr. Taddei resigned from such offices in order to devote more time and effort to our Company. From May 2009 until the present date, Mr. Taddei has served as Chief Executive Officer and Chief Financial Officer of E3B Consulting Network SL (a firm engaged in accounting and property management). Mr. Taddei spends only a couple of hours a month on E3B Consulting business. From March 2007 until May 2009, Mr. Taddei served as Chief Financial Officer of Dolphin Digital Media (a company engaged in social networking). From August 2006 until March 2007, Mr. Taddei served as Chief Financial Officer of Plays on the Net PLC (an E Commerce firm). From July 1999 until August 2006, Mr. Taddei served as Chief Executive Officer and Chief Financial Officer of Adesso Res Asesores (an accounting firm). In addition to being an accountant and tax consultant by profession, Mr. Taddei is proficient in three languages: English, Spanish and Italian. He obtained a Degree in Economics from the University of Malaga (Spain) in 1998 and also a Bachelor in Business Administration (BBA) from the University of Wales in 1996. He also holds a Masters Degree in Spanish and International Taxation granted to him by EADE University in Malaga (Spain) in 2000.


PINO G.  BALDASSARRE - CORPORATE SECRETARY


     Mr. Baldassarre has been our Corporate Secretary since September 1, 2011. From November 2, 2010, until November 14, 2011, Mr. Baldassarre served as the Chief Executive Officer and a member of the Board of Directors of Networking Partners, Inc., a social networking company. Since June 30, 2011, Mr. Baldassarre has served as the Chief Executive Officer of Ecodata Systems Plc (a pharmaceutical recycling company based in the United Kingdom). Mr. Baldassarre served as Chief Executive Officer of Anne's Diary, Inc. (a website design company) on a interim basis from March 1, 2010, to July 29, 2010, for the primary purpose of representing Anne's Diary, Inc. at the United Nations Interregional Crime and Justice Research Institute ("UNICRI"). He has not held any position with Anne's Diary, Inc. since July 29, 2010. Prior to his appointment as interim CEO of Anne's Diary, Inc., Mr. Baldassarre provided advice and consultation to Anne's Diary, Inc. on issues related to Internet Safety.

     From 2009 until October 2010, Mr. Baldassarre was responsible for the International Development of the Aico anti-counterfeiting program for the prevention of counterfeit prescription drugs. From 2007 until 2009, Mr. Baldassarre was the Managing Director and Chief Executive Officer of Dolphin Digital Media, Inc., a publicly held company that specialized in the field of social networks, Internet security and overall e-commerce. From 2005 until 2007, he acted as Director Business Development of 1231D, a software development firm specializing in biometric solutions. He was acting President of BPT Technologies from 2003 until 2005, we he was responsible for the set up and implementation of a North America division for a European multinational company. Mr. Baldassarre was responsible for Business Development of 123ID, a software development corporation specializing in biometric solutions, and acting President and CEO of BPT Technologies, responsible for the set up and implementation of a North American division for a European multinational company. Over the years he has held many senior positions such as the Managing Director of The Logica Group, a division of The Mackenzie Group, N.Y., responsible for total corporate infrastructure development, from Intellikey Corporation Florida, as Vice President, and Pacific Entrance Systems in Vancouver, as President and CEO.


     Pino is a  recognized  expert  in the  field  Security(s)  and  Information
Technologies  and he is  regularly  called  on to speak at  conferences  in both
Canada and the United States on issues surrounding National Security and emerging technologies and is a current member of the UNICRI committee regarding IT security issues. His career began in 1980 to 1983, when he was an Analyst and Information Support Specialist in United States - NSA, Level E4 and stationed in Agnano, Italy.

     Pino holds a BA in Mathematics with a minor in economics from York University, Toronto and an MBA from INSEAD from Fountainbleau, France.

ADRIAN SCARROTT - BUSINESS DEVELOPMENT DIRECTOR


     Adrian Scarrott is an experienced new business development and marketing professional with more than 20-years of experience working with blue chip companies and global brands. Mr. Scarrott has been the Business Development Director of the Company since September 1, 2011. In November 2009, Mr. Scarrott became the Marketing Director of Winkle Media Ltd., a marketing company engaged in television and print production, online production and web based marketing. where he worked until joining the Company's as Business Development Director on September 1, 2011.. From 2006 to October 2009, Mr. Scarrott was responsible for developing new business and creating opportunities for the new media offerings for Stageone, a multimedia marketing firm in London and Europe. From 2001 to 2006, Mr. Scarrott served as Sales Director for Seven Soho, another London-based marketing firm. Mr. Scarrott's blue chip client base at Seven Soho included Sony, Proctor & Gamble, Apple Mac and United Airlines. Mr. Scarrott began his career in 1991 at Tapestry, a London-based corporate identity firm, where he served as Sales Director and was responsible for the full management and development of a portfolio of accounts covering all areas of advertising and design, press, outdoor, direct marketing, point of sale marketing, corporate identity, literature and packaging.


INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

     No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

     * Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     * Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     * Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     * Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

DIRECTOR QUALIFICATIONS

     We do not have a formal policy regarding director qualifications. In the opinion of Peter J. Smith, our President and majority shareholder, both Mr. Taddei and he have sufficient business experience and integrity to carry out the Company's plan of operations. Both Mr. Smith and Mr. Taddei recognize that the Company will have to rely on professional advisors, such as attorneys and accountants with public company experience to assist with compliance with Exchange Act reporting and corporate governance matters.

ABSENCE OF INDEPENDENT DIRECTORS

     We do not have any independent directors and are unlikely to be able to recruit and retain any independent directors due to our small size and limited financial resources.

DIRECTORSHIPS


     Enzo Taddei was a director of Networking Partners, Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, until his resignation from the Board of Directors of that company on December 8, 2011.


AUDIT COMMITTEE FINANCIAL EXPERT

     We have not established an Audit Committee. The functions of the Audit Committee are currently being carried out by our Board of Directors.

FAMILY RELATIONSHIPS

     There are no family relationships between or among or officers and directors.

CODE OF ETHICS

     We adopted a Code of Business Conduct and Ethics on September 2, 2011.

AUDIT COMMITTEE

     The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

                         ITEM 6. EXECUTIVE COMPENSATION


     The following table sets forth the aggregate compensation paid by the Company and/or its subsidiary, GE Partners PLC, to our executive officers and directors of the Company for services rendered during the periods indicated (from inception of Global Equity Partners PLC on September 2, 2009, through December 31, 2010.

SUMMARY COMPENSATION TABLE

         Name and                                                   Stock          All Other
   Principal Position      Year (1)   Salary ($)     Bonus ($)    Awards ($)    Compensation ($)    Total($)
   ------------------      --------   ----------     ---------    ----------    ----------------    --------
Peter J.  Smith             2010      $ 34,658 (1)   $      0     $      0         $      0         $ 34,658
President, Chief            2009      $100,000 (2)   $      0     $      0         $      0         $100,000 (1)
Executive Officer and
Director

Enzo Taddei                 2010      $      0       $      0     $  5,000(3)      $      0         $  5,000
Chief Financial             2009      $      0       $      0     $      0         $      0         $      0
Officer and Director

Pino G.  Baldassarre        2010      $      0       $      0     $      0         $      0         $      0
Secretary                   2009      $      0       $      0     $      0         $      0         $      0

----------
(1)  Represents cash salary.
(2) In 2009, Global Equity Partners PLC issued 20,000,000 shares of common stock, having a fair value of $100,000 (0.005/share) to Mr. Smith, in connection with pre-incorporation services rendered.
(3) During 2010, Mr. Taddei provided some accounting services to GE Partners PLC for which he invoiced Global Equity Partners PLC $5,000 and received 5,000,000 shares of the Company's common stock valued at $.001 per share.


EMPLOYMENT AGREEMENTS SUMMARY

PETER JAMES SMITH:

     Mr. Smith's employment agreement with the Company was executed on September 1, 2011, and the basic terms were as follows:

     1. DUTIES - ASSIGNMENT: Chief Executive Officer (CEO) and Director on Board of Directors

     2.  COMPENSATION:   $240,000  per  annum,  subject  to  annual  review  and
adjustment of no less than a 5% percentage increase. The salary will be paid on a monthly basis.

     3. EMPLOYMENT: The contract commenced on the first day of September, 2011.

          (a)  Employment will continue for 36 MONTHS.

          (b) The Company and employee agreed to accrue the monthly from September 2011 onwards. Payment of the accrued amounts shall commence no later than January 2nd 2012 and payment of the ongoing monthly salary shall commence on the last working day of January 2012.

     4. SEVERANCE PAYMENTS

          (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

               (i)  continue to pay a sum equivalent to SIX MONTHS' SALARY.

          (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

               (i) continue to pay a sum equivalent to FIVE YEARS ANNUAL SALARY via the life assurance scheme to be put in place January 2012

ENZO TADDEI:

     Mr. Taddei's employment agreement with the Company was executed on September 1, 2011, and the basic terms were as follows:

     1. DUTIES - ASSIGNMENT: Chief Financial Officer (CFO) and Director on Board of Directors

     2.  COMPENSATION:   $120,000  per  annum,  subject  to  annual  review  and
adjustment of no less than a 5% percentage increase. The salary will be paid on a monthly basis.

     3. EMPLOYMENT: The contract commenced on the first day of September, 2011.

          (a)  Employment will continue for 36 MONTHS.

          (b) The Company and employee agreed to accrue the monthly from September 2011 onwards. Payment of the accrued amounts shall commence no later than January 2nd 2012 and payment of the ongoing monthly salary shall commence on the last working day of January 2012.

     4. SEVERANCE PAYMENTS

          (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

               (i)  continue to pay a sum equivalent to SIX MONTHS' SALARY.

          (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

          (i) continue to pay a sum equivalent to FIVE YEARS ANNUAL SALARY via the life assurance scheme to be put in place January 2012.


ADRIAN SCARROTT:

     Mr. Scarrott's employment agreement with the Company was executed on September 1, 2011, and the basic terms were as follows:


     1. DUTIES - ASSIGNMENT: New business coordinator.

     2. COMPENSATION: $40,000 per annum. The salary will be paid on a monthly basis.

     3. EMPLOYMENT: The contract commenced on the first day of September, 2011.

          (a)  Employment will continue for 12 months.

          (b) The Company and employee agreed to accrue the monthly from September 2011 onwards. Payment of the accrued amounts shall commence no later than January 2nd 2012 and payment of the ongoing monthly salary shall commence on the last working day of January 2012.

     4. SEVERANCE PAYMENTS

          (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

               i.   continue to pay a sum equivalent to two months' salary.

          (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

               i. continue to pay a sum equivalent to three years annual salary via the life assurance scheme to be put in place January 2012

STOCK OPTION AND OTHER COMPENSATION PLANS


     Aside from the employment agreements with Messrs. Smith, Scarrot and Taddei, the Company currently does not have a stock option or any other compensation plan and we do not have any plans to adopt one in the near future.

COMPENSATION OF DIRECTORS


     Our two directors do not receive any compensation for serving as a member of our board of directors, as they are compensated pursuant to their employment agreements as officers of the Company.


     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

     There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

             ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
                            AND DIRECTOR INDEPENDENCE

     Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.


     On November 30, 2011, the Company issued 5,000,000 shares of Series A Preferred Stock to Peter J. Smith, its President, as consideration for $480,000 as a compensatory bonus.


ABSENCE OF INDEPENDENT DIRECTORS

     We do not have any independent directors and are unlikely to be able to recruit and retain any independent directors due to our small size and limited financial resources.

     Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

                            ITEM 8. LEGAL PROCEEDINGS

     Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject and the Company does not know nor is it aware of any legal proceedings threatened or contemplated against it.

        ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
                     EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Market Information. The Company's Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
(i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     (b) Holders. As of the date of this filing, there were 79 record holders of the 28,780,700 shares of the Company's issued and outstanding Common Stock. The issued and outstanding shares of the Company's common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended.

     (c) Dividends. The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

                ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES


     The Company originally issued to Javan Kasili (a United States citizen) a total of 2,000,000 shares of common stock on October 28, 2010 at $.001 per share (par value) for an aggregate consideration of $2,000.00


     The Company issued 20,000,000 shares of common stock to Peter Smith (non-citizen, non-resident of the United States) pursuant to a Plan and Agreement of Reorganization dated November 15, 2010, when the Company acquired 100% of the common stock of Global Equity Partners PLC in a private transaction, resulting in Global Equity Partners PLC becoming a wholly-owned subsidiary of the Company. Following the closing of this transaction, Peter Smith became our President and Chief Executive Officer and a member of our board of directors.


     Effective November 1, 2010, the Company issued 5,000,000 shares of common stock to Enzo Taddei, an individual (non-citizen, non-resident of the United States), for accounting services rendered to the Global Equity Partners PLC valued at $5,000. Mr. Taddei became the Chief Financial Officer and a Director of the Company in September 2011.

     On November 14, ,2010, the Company issued 1,000,000 shares of common stock to Miss Pilar Tardon, an individual (non-citizen, non-resident of the United States), in exchange for services rendered to the Company valued at $50,000.

     Effective December 31, 2010, the Company issued 668,000 shares of common stock to seven debt holders (non-citizens, non-residents of the United States), at various negotiated conversion rates ranging from $.36 to $.44 per share, in satisfaction of $263,533.64 in debt owed by the Company, as follows:

                                                     No. of         Conversion
Name of Creditor              Amount of Debt     Shares Issued        Price
----------------              --------------     -------------        -----
William & Lorraine Beveridge   $  7,089.00            16,000      $.44 per share
Brain H. Coates                $ 14,024.00            40,000      $.35 per share
Daycrest Nominees Ltd.         $ 26,952.00            70,000      $.39 per share
Barrie Pearson Craig           $  7,440.00            20,000      $.37 per share
Samueal M. Austin              $  4,435.00            12,000      $.37 per share
David Baker                    $  3,593.00            10,000      $.36 per share
Tohibu Ou                      $200,000.00           500,000      $.40 per share
                               -----------           -------
      Totals                   $263,533,64           668,000
                               ===========           =======

     The conversion prices of the above concurrent issuances of common stock were the product of negotiations by our management with each creditor. As a result of our negotiations with the above creditors, no interest was included in the aggregate amounts settled.

     Between May 2, 2011, and June 15, 2011, the Company issued a total of 103,100 shares of common stock in a private offering to a total of 27 non-related persons (non-citizens, non-residents of the United States) at $.50 per share for an aggregate consideration of $51,550, as follows:

     Name                   Number of Shares        Aggregate Purchase Amount
     ----                   ----------------        -------------------------
Mark Bingham                       500                    $   250.00
Margaret Cachart                 1,000                    $   500.00
Barry Cotton                       500                    $   250.00
Adam Divall                      1,000                    $   500.00
Jamie Divall                     1,000                    $   500.00
Collin Elliott                     500                    $   250.00
Michael Guetjes                    500                    $   250.00
Peter Lilley                     1,000                    $   500.00
Ian McKenzie                     1,000                    $   500.00
Jamie Palacios Vergara           1,000                    $   500.00
Anthony Preece                   1,000                    $   500.00
Michael Ricks                      500                    $   250.00
Darren Roberts                   1,000                    $   500.00
Wayne Roberts                    1,000                    $   500.00
Toby Roberts                     1,000                    $   500.00
Vicent Samways                   2,500                    $ 1,250.00
Gary Steel                         500                    $   250.00
Jon Stronell                     1,000                    $   500.00
Martin Sweeny                      500                    $   250.00
Daniel Tovey                     2,000                    $ 1,000.00
Hayley Wood                      1,000                    $   500.00
Caoimhe Lonergan                 5,000                    $ 2,500.00
Eibhlin Lonergan                 5,000                    $ 2,500.00
Saoirse Lonergan                 5,000                    $ 2,500.00
John Lonergan                    5,000                    $ 2,500.00
Brid Lonergan                   20,000                    $10,000.00
David Lonergan                  43,100                    $21,550.00
                               -------                    ----------
   Totals                      103,100                    $51,550.00
                               =======                    ==========

     On September 23, 2011, the Company issued 9,600 shares of common stock to Samuel James Cameron, an individual (non-citizen, non-resident of the United States), in exchange for services rendered to the Company valued at $4,800.

     On November 30, 2011, the Company issued 5,000,000 shares of Series A Preferred Stock (100% of the authorized preferred stock) to our Chief Executive Officer, Peter Smith, for an aggregate consideration of $480,000 as a bonus package equal to 24 months of salary.

     The 2,000,000 shares issued to Javan Kasili were issued in reliance on the exemption from registration requirements of the 33 Act provided by Section 4(2) of the 33 Act, as the issuance of the stock did not involve a public offering of securities based on the following:


     * each investor represented to us that he was acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

     * we provided each investor with written disclosure prior to sale or transfer that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

     * each investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

     * each investor had knowledge and experience in financial and other business matters such that he was capable of evaluating the merits and risks of an investment in us;

     * such investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

     * each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

     * we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

     * we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

     * we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;


     * no broker-dealer or underwriter was involved in the sale of the shares; and


     *    we added the following legend to the certificates:

         "The shares represented by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been taken for investment. These shares have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be sold, transferred or assigned unless an opinion of counsel satisfactory to the company has been received by the company to the effect that such sale, transfer or assignment will not be in violation of the Act and the rules and regulations promulgated thereunder or applicable state securities laws."


     All of the other shares described above (except for the 2,000,000 shares issued to Javan Kasili) were issued in reliance on the exemption from registration requirements of the 33 Act provided by Regulation S of the 33 Act, as the issuance of the shares did not involved the sale to any person who was a citizen or resident of the United States and based on the following:

     * each investor represented to us that he was acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

     * we provided each investor with written disclosure prior to sale or transfer that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;

     * each investor agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

     * each investor had knowledge and experience in financial and other business matters such that he was capable of evaluating the merits and risks of an investment in us;

     * such investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

     * each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

     * we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

     * we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

     * we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

     *    we placed stop transfer instructions in our stock transfer records;

     *    no underwriter was involved in the offering;

     * we made independent determinations that such person was a sophisticated or accredited investor and that he was capable of analyzing the merits and risks of their investment in us, that he understood the speculative nature of their investment in us and that he could lose their entire investment in us; and


     *    we added the following legend to the certificates:

         "The shares represented by this certificate have not been issued to the registered owner in reliance upon written representations that these shares have not been registered under the Securities Act of 1933 ("Act") and are "restricted securities," as defined under Regulation S, and cannot be sold, transferred, assigned or traded in the United States for a period of 12 months from the date of issue and require written release from either the issuing company or their attorney prior to legend removal."

                       ITEM 11. DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 70,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

COMMON STOCK

     Our authorized capital stock includes 70,000,000 shares of common stock, par value $0.001 per share. The holders of our Common Stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

     We are authorized to issue 5,000,000 shares of preferred stock.

     Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.


     On November 30, 2011, our Board of Directors approved the creation of Series A Preferred Stock ("Series A Preferred"), and filed an Amended Certificate of Designation with the Secretary of State of Nevada on November 30, 2011. By virtue of the Certificate of Designation, the Series A Preferred has the following rights and preferences:


     Number of Shares:    5,000,000
     Voting Rights:       Each share has two (2) votes
     Conversion  Rights:  Each share  will be  convertible into two (2) shares of Common Stock beginning December 1, 2013
     Dividend Rights:     None
     Liquidation Rights:  None

     On November 30, 2011, we issued 5,000,000 shares of Series A Preferred Stock ("Series A Preferred") to Peter J. Smith, our President, for an aggregate consideration of $480,000 as a bonus package equal to 24 months of salary.

     This description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation, Certificate of Designation and By-Laws, and any amendments thereto, copies of which have been filed as exhibits to this Form 10.

DIVIDENDS

     Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

WARRANTS AND OPTIONS

     We have no outstanding warrants or options to acquire our stock,

TRADING OF SECURITIES IN SECONDARY MARKET

     The Company presently has 28,780,700 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

ANTI-TAKEOVER PROVISIONS

     There are no Nevada anti-takeover provisions that our Board of Directors has adopted which may have the affect of delaying or preventing a change in control.

STOCK TRANSFER AGENT

     Our stock transfer agent is ClearTrust, LLC, 16450 Pointe Village Drive, Suite 201, Lutz, Florida 33558.

REGISTRATION RIGHTS

     We have not granted registration rights to any person.

REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

               ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VII, Section 7 of the Company's Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the laws of Nevada.

     The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION


     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


AUTHORIZED BUT UNISSUED CAPITAL STOCK

     Nevada law does not require shareholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

     One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

SHAREHOLDER MATTERS

     As an issuer of "penny stock," the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

              ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The audited financial statements of Global Equity International, Inc. for the years ended December 31, 2010 (consolidated) and 2009 appear beginning at page F-1, and the unaudited financial statements of Global Equity International, Inc. for the nine months ended September 30, 2011 (consolidated) and 2010, appear beginning at F-19.

            ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

                   ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

(b) Exhibits

     The following Exhibits are filed as part of this Registration Statement:


Exhibit No.                      Document Description
-----------                      --------------------

2* Plan and Agreement of Reorganization dated November 15, 2010, among Global Equity International, Inc., Global Equity Partners PLC and Stockholders of Global Equity Partners LLC

3.1*          Articles of Incorporation

3.2*          Bylaws

4.1*          Specimen Stock Certificate

4.2* Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock

10.1*         Employment Agreement dated September 1, 2011, with Peter J. Smith

10.2*         Employment Agreement dated September 1, 2011, with Enzo Taddei

10.3*         Employment Agreement dated September 1, 2011, with Adrian Scarrott

10.4* Consulting Agreement between Global Equity Partners PLC and Black Swan Data Ltd. dated July 29, 2011

10.5* Consulting Agreement between Global Equity Partners PLC and Arrow Cars SL dated January 14, 2011

10.6* Consulting Agreement between Global Equity Partners PLC and RFC K.K. dated October 19, 2011

10.7* Consulting Agreement between Global Equity Partners PLC and M1 Luxembourg AG dated December 20, 2010

10.8* Consulting Agreement between Global Equity Partners PLC and Monkey Rock Group, Inc. dated November 26, 2009

10.9** Consulting Agreement between Global Equity Partners PLC and Voz Mobile Cloud Ltd. dated December 12, 2011

14*           Code of Business Conduct and Ethics adopted on September 2, 2011

21*           Subsidiaries

----------
*  Previously filed.
** Filed herewith.

                                   SIGNATURES


     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Global Equity International, Inc.


Date: January 12, 2012               By: /s/ Peter J. Smith
                                        ----------------------------------------
                                     Name:  Peter J. Smith
                                     Title: President, Chief Executive Officer
                                            and Director

                                     Global Equity International, Inc.


Date: January 12, 2012               By: /s/ Enzo Taddei
                                        ----------------------------------------
                                     Name:  Enzo Taddei
                                     Title: Chief Financial Officer and Director

                Global Equity International, Inc. and Subsidiary
                              Financial Statements
                           December 31, 2010 and 2009

                                    CONTENTS

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-3

Balance Sheets -December 31, 2010 (Consolidated) and 2009                  F-4

Statements of Operations and Comprehensive Income (Loss)
Periods Ended December 31, 2010 (Consolidated) and 2009                    F-5

Statement of Stockholders' Equity
Periods Ended December 31, 2010 (Consolidated) and 2009                    F-6

Statements of Cash Flows
Periods Ended December 31, 2010 (Consolidated) and 2009                    F-7

Notes to Financial Statements
Periods Ended December 31, 2010 (Consolidated) and 2009       F-8 through F-18

                     [LETTERHEAD OF BERMAN & COMPANY, P.A.]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Global Equity International, Inc.

We have audited the accompanying balance sheets of Global Equity International, Inc. and Subsidiary, as of December 31, 2010 (consolidated) and 2009, and the related statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the periods ended December 31, 2010 (consolidated) and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Equity International, Inc. and Subsidiary as of December 31, 2010 (consolidated) and 2009, and the results of its operations and comprehensive income (loss), and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Berman & Company, P.A.
-----------------------------------
Boca Raton, Florida
October 13, 2011, except for Note 9 as to which the date is November 30, 2011

                Global Equity International, Inc. and Subsidiary
                                 Balance Sheets

                                                                   December 31, 2010     December 31, 2009
                                                                   -----------------     -----------------
                                                                     (Consolidated)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $    3,275            $    3,380
  Prepaids                                                                    551                 7,225
                                                                       ----------            ----------
TOTAL CURRENT ASSETS                                                        3,826                10,605

Marketable securities                                                   2,227,236                    --
                                                                       ----------            ----------

TOTAL ASSETS                                                           $2,231,062            $   10,605
                                                                       ==========            ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                     $   23,357            $    3,757
                                                                       ----------            ----------
TOTAL CURRENT LIABILITIES                                                  23,357                 3,757
                                                                       ----------            ----------
STOCKHOLDERS' EQUITY:
  Common stock: 70,000,000 shares authorized and 28,668,000 and
   20,000,000 shares issued and outstanding, $0.001 par value              28,668                20,000
  Additional paid in capital                                              336,866                80,000
  Retained earnings (accumulated deficit)                               1,676,095               (93,152)
  Accumulated other comprehensive income                                  166,076                    --
                                                                       ----------            ----------
TOTAL STOCKHOLDERS' EQUITY                                              2,207,705                 6,848
                                                                       ----------            ----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                               $2,231,062            $   10,605
                                                                       ==========            ==========


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
            Statements of Operations and Comprehensive Income (Loss)

                                                                           Years Ended December 31,
                                                                          2010                  2009
                                                                      ------------          ------------
                                                                     (Consolidated)
Revenue                                                               $  2,061,160          $     15,000

General and administrative expenses                                        291,913               108,152
                                                                      ------------          ------------

NET INCOME (LOSS)                                                     $  1,769,247          $    (93,152)
                                                                      ============          ============

Net income (loss) per share - basic and diluted                       $       0.08          $      (0.00)
                                                                      ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED       21,092,405            20,000,000
                                                                      ============          ============
COMPREHENSIVE INCOME (LOSS):
  Net income (loss)                                                   $  1,769,247          $    (93,152)
  Unrealized gain on available for sale marketable securities              166,076                    --
                                                                      ------------          ------------

COMPREHENSIVE INCOME (LOSS)                                           $  1,935,323          $    (93,152)
                                                                      ============          ============


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
                        Statement of Stockholders' Equity
              Years ended December 31 2010 (Consolidated) and 2009

                                                                                 Retained        Accumulated
                                            Common Stock         Additional      Earnings           Other           Total
                                         ------------------       Paid-in      (Accumulated     Comprehensive   Stockholders'
                                         Shares      Amount       Capital         Deficit)         Income          Equity
                                         ------      ------       -------         --------         ------          ------
Stock issued for services -
 related party ($0.005/share)          20,000,000    $20,000     $ 80,000       $       --        $     --       $  100,000

Net loss - 2009                                --         --           --          (93,152)             --          (93,152)
                                       ----------    -------     --------       ----------        --------       ----------
Balance - December 31, 2009            20,000,000     20,000       80,000          (93,152)             --            6,848

Stock issued in connection with debt
 conversion ($0.40/share)                 668,000        668      264,866               --              --          265,534

Recapitalization                        8,000,000      8,000       (8,000)              --              --               --

Net income - 2010                              --         --           --        1,769,247              --        1,769,247

Unrealized gain on available for sale
 marketable securities                         --         --           --               --         166,076          166,076
                                       ----------    -------     --------       ----------        --------       ----------

BALANCE - DECEMBER 31, 2010            28,668,000    $28,668     $336,866       $1,676,095        $166,076       $2,207,705
                                       ==========    =======     ========       ==========        ========       ==========


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
                            Statements of Cash Flows

                                                                                  Years Ended December 31,
                                                                                2010                   2009
                                                                            ------------           ------------
                                                                           (Consolidated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Profit (Loss)                                                         $  1,769,247           $    (93,152)
  Adjustments to reconcile net income (loss) to
   cash used in operating activities:
     Stock issued for services - related party                                        --                100,000
     Stock issued for services                                                        --                     --
     Marketable securities received as revenue                                (2,061,160)                    --
  Changes in operating assets and operating liabilities:
     Prepaid expenses                                                              6,674                 (7,225)
     Accounts Payable                                                             19,600                  3,757
                                                                            ------------           ------------
NET CASH USED IN OPERATING ACTIVITIES                                           (265,639)                 3,380
                                                                            ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible debt                                                 265,534                     --
                                                                            ------------           ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                        265,534                     --
                                                                            ------------           ------------

NET INCREASE (DECREASE) IN CASH                                                     (105)                 3,380

CASH - BEGINNING OF PERIOD                                                         3,380                     --
                                                                            ------------           ------------

CASH - END OF PERIOD                                                        $      3,275           $      3,380
                                                                            ============           ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                             $         --           $         --
                                                                            ============           ============
  Income taxes                                                              $         --           $         --
                                                                            ============           ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Stock issued in connection with debt conversion                           $    265,534           $         --
                                                                            ============           ============


                 See accompanying notes to financial statements

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


NOTE 1 NATURE OF OPERATIONS

Global Equity Partners, PLC ("GEP"), a private company, was organized under the laws of the Republic of Seychelles on September 2, 2009. Global Equity International Inc. (the "Company" or "GEI"), a private company, was organized under the laws of the state of Nevada on October 1, 2010. On November 15, 2010, GEP executed a reverse recapitalization with GEI. See Note 3.

Revenue is generated from business consulting services, introduction fees, and equity participation.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non confirming events. Accordingly, the actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Company's operations are subject to significant risk and uncertainties including financial, operational, competition and potential risk of business failure. The risk of social and governmental factors is also a concern since the Company is headquartered in Dubai.

CASH

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2010 and 2009, respectively, the Company had no cash equivalents.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


MARKETABLE SECURITIES

(A) CLASSIFICATION OF SECURITIES

At the time of acquisition a security is designated as held-to-maturity, available-for-sale or trading, which depends on ability and intent to hold such security to maturity. Securities classified as trading and available-for-sale are reported at fair value, while securities classified as held-to-maturity are reported at amortized cost.

Any  unrealized  gains and losses are  reported  as other  comprehensive  income
(loss). Realized gains (losses) are computed on a specific identification basis and are recorded in net capital gains (losses) on investments in the combined consolidated statements of operations

All securities held at December 31, 2010 are designated as available for sale.

(B) OTHER THAN TEMPORARY IMPAIRMENT

The Company reviews its equity investment portfolio for any unrealized losses that would be deemed other-than-temporary and require the recognition of an impairment loss in income. If the cost of an investment exceeds its fair value, the Company evaluates, among other factors, general market conditions, the duration and extent to which the fair value is less than cost, and the Company's intent and ability to hold the investments. Management also considers the type of security, related-industry and sector performance, as well as published investment ratings and analyst reports, to evaluate its portfolio. Once a decline in fair value is determined to be other than temporary, an impairment charge is recorded and a new cost basis in the investment is established. If market, industry, and/or investee conditions deteriorate, the Company may incur future impairments. The Company has not recorded any impairment losses for the year ended December 31, 2010.

REVENUE RECOGNITION

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company's services do not include a provision for cancellation, termination, or refunds.

In 2010, the Company received marketable securities as consideration for services rendered. In 2009, revenues were generated from consulting services for cash.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


During 2010 and 2009, the Company had the following concentrations of revenues with customers:

         Customer          2010       2009
         --------          ----       ----

            A              53%         --%
            B              47%        100%

SHARE-BASED PAYMENTS

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards' grant date, based on estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

At December 31, 2009, the Company was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect GEP's transactions without adjustment, if any, required for income tax purposes for the year ended December 31, 2009 and through November 15, 2010, the date of the reverse recapitalization.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


The Company will record interest and penalties related to unrecognized tax benefits in income tax expense. There were none for the years ended December 31, 2010 and 2009.

The Company may be subject to examination by the Internal Revenue Service ("IRS") and state taxing authorities for all open tax years.

The Company should not be subject to income tax in the Seychelles Islands. A company is subject to Seychelles income tax if it does business in Seychelles. A company that is incorporated in Seychelles, but that does not do business in Seychelles, is not subject to income tax there. The Company did not do business in Seychelles for the year ended December 31, 2010, and the Company does not intend to do business in Seychelles in the future. All business activities were performed in Dubai for the year ended December 31, 2010. Dubai does not have an income tax.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company has no common stock equivalents, which, if exercisable, would be anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

COMPREHENSIVE INCOME (LOSS)

Consists  of  the  change  in  unrealized  gain  (loss)  on   available-for-sale
marketable securities.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


FAIR VALUE FOR FINANCIAL ASSETS AND LIABILITIES

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

     * Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

     * Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted arices that are observable for the assets or liabilities; or inputs that are derived principally from or porroborated by observable market data by correlation or other means.

     * Level 3: Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts reported in the balance sheet for cash, marketable securities and accounts payable approximate fair value based on the short-term nature of these instruments.

The Company has assets measured at fair market value on a recurring basis. Consequently, the Company had gains and losses reported in the statement of comprehensive income (loss), that were attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2010.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


The following is the Company's asset measured at fair value on a nonrecurring basis at December 31, 2010 and 2009, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

                                 December 31, 2010       December 31, 2009
                                 -----------------       -----------------

     Level 1                        $       --              $       --
     Level 2
       Marketable Securities         2,227,236                      --
     Level 3                                --                      --
                                    ----------              ----------
     Total                          $2,227,236              $       --
                                    ==========              ==========

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220):
Presentation of Comprehensive Income. The guidance in ASU 2011-05 applies to both annual and interim financial statements and eliminates the option for reporting entities to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income. Finally, this ASU requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU should be applied retrospectively and are effective for fiscal year, and interim periods within those years, beginning after December 15, 2011. The Company has early adopted this guidance in these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011,  the FASB issued ASU No.  2011-04,  Fair Value  Measurement  (Topic
820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


NOTE 3 REVERSE RECAPITALIZATION

On November 15, 2010, the Company merged with GEP, a private corporation, and GEP became the surviving corporation, in a transaction treated as a reverse recapitalization. GEI did not have any material operations and majority-voting control was transferred to GEP.

In the recapitalization, GEI issued 20,000,000 shares of common stock in exchange for all of GEP's 100,000 issued and outstanding shares of commons stock. For financial statement reporting purposes, the 100,000 shares have been recasted to 20,000,000 shares in accordance with an exchange ratio of 200 for 1. The balance of the common shares issued and outstanding in GEI prior to the recapitalization were 8,000,000 common shares, and these common shares represent the common shares issued and outstanding in GEI prior to the recapitalization that were not contemplated in the share exchange. The transaction resulted in GEP's shareholders acquiring approximately 72% control.

The transaction also required a recapitalization of GEP. Since GEP acquired a controlling voting interest, it was deemed the accounting acquirer, while GEI was deemed the legal acquirer. The historical financial statements of the Company are those of GEP and of the consolidated entities from the date of recapitalization and subsequent.

Since the transaction is considered a reverse recapitalization, the presentation of pro-forma financial information was not required. All share and per share amounts have been retroactively restated to the earliest periods presented to reflect the transaction.

NOTE 4 MARKETABLE SECURITIES AND FAIR VALUE

The following table represents the Company's available for sale marketable securities holdings as of December 31, 2010:

     Equity securities - receipt date                     $ 2,061,160
     Unrealized gains - 2010                                  210,000
     Unrealized losses - 2010                                 (43,924)
                                                          -----------
     Equity securities at fair value                      $ 2,227,236
                                                          ===========

All securities acquired from customer "A" are unrestricted. All securities acquired from customer "B" became unrestricted in 2011.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


NOTE 5 DEBT

During 2010, the Company issued convertible notes for $265,534 to third parties. In connection with the recapitalization, these notes were converted into 668,000 shares of common stock, representing a conversion price of $0.40/share. There was no gain or loss on conversion.

NOTE 6 INCOME TAXES

The provision for income taxes results in an effective rate as follows at December 31, 2010:

Statutory federal income tax                                        34.0%
Florida income tax                                                   5.5%
                                                              ----------
Total effective blended rate                                       37.63%
                                                              ==========

The Company's provision (benefit) for income taxes was as follows at December 31, 2010:

     Current:
       Federal                                                $       --
       State                                                          --
                                                              ----------
     Total                                                            --
                                                              ----------
     Deferred:
       Federal                                                        --
       State                                                          --
                                                              ----------
     Total                                                            --
                                                              ----------
     Continuing operations                                    $       --
                                                              ==========

The income tax provision differs from the amount of tax determined by applying the federal statutory rate as follows at December 31, 2010:

     Income tax provision at statutory rate                   $  582,844
     Increase (decrease) in income tax due to:
       Non-taxable foreign earnings                             (601,544)
       State taxes                                                (2,000)
       Change in valuation allowance                              20,700
                                                              ----------
     Total                                                    $       --
                                                              ==========

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


Net deferred tax assets and liabilities were comprised of the following at December 31, 2010:

     Deferred tax assets (liabilities), non-current:
       Net operating loss                                     $   20,700
       Valuation allowance                                       (20,700)
                                                              ----------
     Net deferred tax asset (liability)                       $       --
                                                              ==========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes.

During the year ended December 31, 2010, the Company generated a net operating loss of $55,000 for federal and Florida income tax purposes. This loss can be carried forward and used to offset taxable income in future years and expires on December 31, 2030.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2010, based upon the levels of historical taxable income and the limited experience of the Company, the Company believes that it is more likely than not that it will not be able to realize the benefits of some of these deductible differences. Accordingly, a valuation allowance of $20,700 has been provided in the accompanying financial statements as of December 31, 2010.

The Company's net operating loss available to offset Florida income taxes in future years is $55,000. For state purposes, net operating losses can only be carried forward. The Company has recorded a full valuation allowance against the net operating loss since the loss may never be utilized.

From November 15, 2010 to December 31, 2010, GEP incurred a loss of $19,698; therefore, it had negative earnings and profits and does not have any foreign earnings and profits to be distributed. Since the GEP does not have any undistributed earnings, the Company has not recorded a deferred tax liability associated with the foreign earnings.

GEP is not subject to any foreign income taxes for the year ended December 31, 2010.

NOTE 7 STOCKHOLDERS' EQUITY

In 2009, the Company issued 20,000,000 shares of common stock, having a fair value of $100,000 ($0.005/share), to the Company's Chief Executive Officer, in connection with pre-incorporation services rendered. Fair value was based on the value of services provided, as this reflected the best evidence of fair value for an entity that is not publicly traded.

NOTE 8 LIQUIDITY

At December 31, 2010, and through the date of the accompanying report, the Company's cash balance is minimal, however, the Company expects that it can meet all of its current obligations if necessary by selling its marketable securities to generate cash flows. The Company also believes that related party debt and/or equity financing could be available if needed under favorable terms.

NOTE 9 SUBSEQUENT EVENTS

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2010 and October 13, 2011, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure are as follows:

(A) STOCK ISSUANCES

COMMON STOCK

In May and June 2011, the Company issued 103,100 shares of common stock for $51,550 ($0.50/share).

On September 23, 2011, the Company issued 9,600 shares of common stock for services rendered, having a fair value of $4,800 ($0.50/share), based upon recent third party cash offerings.

PREFERRED STOCK

On November 30 2011, the Company designated Series A Preferred Stock, with the following rights:

     *    Voting rights - each share has two votes.
     * Conversion - each share is convertible into two shares of common stock beginning on December 1, 2012
     *    Number of shares - 5,000,000

The Company issued 5,000,000 Series A convertible preferred shares of stock, as a bonus to its Chief Executive Officer for services rendered, having a fair value of $480,000 ($0.096/share), based upon the fair value of the services rendered, which represents the best evidence of fair value.

(B) DEBT

On July 5, 2011, the Company received an advance of $35,500 from a third party. The advance was non-interest bearing, unsecured and due on demand. The loan was repaid in September 2011.

                 Global Equity International Inc. and Subsidiary
                          Notes to Financial Statements
                    December 31, 2010 (Consolidated) and 2009


(C) EMPLOYMENT AGREEMENTS

Effective September 1, 2011, the Company executed an employment agreement with its Chief Executive Officer and Chief Financial Officer, under the following terms:

     *    Salary - $120,000 - 240,000 per year,
     *    Stock options - amount yet to be determined; and
     *    Term - 3 years

                Global Equity International, Inc. and Subsidiary
                              Financial Statements
                               September 30, 2011
                                   (Unaudited)

                                    CONTENTS

                                                                         Page(s)
                                                                         -------

Consolidated Balance Sheets - September 30, 2011 (unaudited)
and December 31, 2010 (Consolidated)                                       F-21

Statements of Operations and Comprehensive Income (Loss)                   F-22
Nine Months Ended September 30, 2011 (consolidated) and September 30, 2010 (unaudited)

Statement of Stockholders' Equity                                          F-23
Nine Months Ended September 30, 2011 (consolidated) (unaudited)

Statements of Cash Flows                                                   F-24
Nine Months Ended September 30, 2011 (consolidated) and September 30, 2010 (Unaudited)

Notes to Financial Statements (unaudited)                     F-25 through F-32

                Global Equity International, Inc. and Subsidiary
                           Consolidated Balance Sheets


                                                                 September 30, 2011         December 31, 2010
                                                                 ------------------         -----------------
                                                                    (Unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $     2,700                $     3,275
  Prepaids                                                                  551                        551
                                                                    -----------                -----------
TOTAL CURRENT ASSETS                                                      3,251                      3,826

MARKETABLE SECURITIES                                                   752,701                  2,227,236
                                                                    -----------                -----------

TOTAL ASSETS                                                        $   755,952                $ 2,231,062
                                                                    ===========                ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                  $    52,409                $    23,357
  Loans payable - shareholders                                           40,173                         --
                                                                    -----------                -----------
TOTAL CURRENT LIABILITIES                                                92,582                     23,357
                                                                    -----------                -----------

STOCKHOLDERS' EQUITY:
  Common Stock: 70,000,000 shares authorized and 28,780,700
   and 28,668,000 shares issued and outstanding                          28,781                     28,668
  Additional Paid In Capital                                            393,103                    336,866
  Retained Earnings                                                   1,549,945                  1,676,095
  Accumulated Other Comprehensive Income (Loss)                      (1,308,459)                   166,076
                                                                    -----------                -----------
TOTAL STOCKHOLDERS' EQUITY                                              663,370                  2,207,705
                                                                    -----------                -----------

Total Liabilities & Stockholders' Equity                            $   755,952                $ 2,231,062
                                                                    ===========                ===========


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
            Statements of Operations and Comprehensive Income (Loss)

                                                           Nine Months Ended September 30,
                                                             2011                   2010
                                                         ------------           ------------
                                                        (Consolidated)
                                                         (Unaudited)            (Unaudited)
Revenue                                                  $     96,542           $  2,061,160

General and administrative expenses                           222,692                 81,818
                                                         ------------           ------------

NET INCOME (LOSS)                                        $   (126,150)          $  1,979,342
                                                         ============           ============

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED          $      (0.00)          $       0.10
                                                         ============           ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
 BASIC AND DILUTED                                         28,720,833             20,000,000
                                                         ============           ============
COMPREHENSIVE INCOME (LOSS):
  Net income (loss)                                      $   (126,150)          $  1,979,342
  Unrealized loss on available for sale
   marketable securities                                   (1,308,459)            (1,277,600)
                                                         ------------           ------------

COMPREHENSIVE INCOME (LOSS)                              $ (1,434,609)          $    701,742
                                                         ============           ============


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
                 Consolidated Statement of Stockholders' Equity
                     For the period ended September 30, 2011
                                   (Unaudited)

                                                                                 Retained        Accumulated
                                            Common Stock         Additional      Earnings           Other           Total
                                         ------------------       Paid-in      (Accumulated     Comprehensive   Stockholders'
                                         Shares      Amount       Capital         Deficit)         Income          Equity
                                         ------      ------       -------         --------         ------          ------
Balance - December 31, 2009             20,000,000   $20,000     $ 80,000       $  (93,152)     $        --     $     6,848

Stock issued in connection with debt
 conversion ($0.40/share)                  668,000       668      264,866               --               --         265,534

Recapitalization                         8,000,000     8,000       (8,000)              --               --              --

Net income - 2010                               --        --           --        1,769,247               --       1,769,247

Unrealized gain on available for sale
 marketable securities                          --        --           --               --          166,076         166,076
                                        ----------   -------     --------       ----------      -----------     -----------

BALANCE - DECEMBER 31, 2010             28,668,000    28,668      336,866        1,676,095          166,076       2,207,705

Stock issued for services
 ($0.50/share)                             103,100       103       51,447               --               --          51,550

Stock issued for services
 ($0.50/share)                               9,600        10        4,790               --               --           4,800

Net loss - 2011                                 --        --           --         (126,150)              --        (126,150)

Unrealized loss on available for sale
 marketable securities                          --        --           --               --       (1,474,535)     (1,474,535)
                                        ----------   -------     --------       ----------      -----------     -----------

BALANCE - SEPTEMBER 30, 2011            28,780,700   $28,781     $393,103       $1,549,945      $(1,308,459)    $   663,370
                                        ==========   =======     ========       ==========      ===========     ===========


                 See accompanying notes to financial statements

                Global Equity International, Inc. and Subsidiary
                            Statements of Cash Flows

                                                              Nine Months Ended September 30,
                                                                2011                   2010
                                                            ------------           ------------
                                                           (Consolidated)
                                                            (Unaudited)            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                         $   (126,150)          $  1,979,342
  Adjustments to reconcile net loss to net
   cash used in by operating activities:
     Stock issued for services                                     4,800                     --
     Marketable securities received as revenue                        --             (2,061,160)
  Changes in operating assets and operating liabilities:
     Prepaid expenses                                                 --                  6,674
     Accounts payable                                             29,052                 22,445
                                                            ------------           ------------
NET CASH USED IN OPERATING ACTIVITIES                            (92,298)               (52,699)
                                                            ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable - shareholders                      40,173                  3,757
  Proceeds from loans payable                                     35,500                     --
  Repayments from loans payable                                  (35,500)                    --
  Proceeds from convertible debt                                      --                236,581
  Proceeds from stock issued for cash                             51,550                     --
                                                            ------------           ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         91,723                240,338
                                                            ------------           ------------

NET INCREASE (DECREASE) IN CASH                             $       (575)          $    187,639
                                                            ============           ============

CASH - BEGINNING OF PERIOD                                         3,275                  3,380
                                                            ------------           ------------

CASH - END OF PERIOD                                        $      2,700           $    191,019
                                                            ============           ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                             $         --           $         --
                                                            ============           ============
  Income taxes                                              $         --           $         --
                                                            ============           ============


                 See accompanying notes to financial statements

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


NOTE 1 BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim consolidated financial statements should be read in conjunction with the Company's Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management's Discussion and Analysis, for the periods ended December 31, 2010 and 2009. The interim results for the period ended September 30, 2011 are not necessarily indicative of results for the full fiscal year.

NOTE 2 NATURE OF OPERATIONS

Global Equity Partners, PLC ("GEP"), a private company, was organized under the laws of the Republic of Seychelles on September 2, 2009. Global Equity International Inc. (the "Company" or "GEI"), a private company, was organized under the laws of the state of Nevada on October 1, 2010. On November 15, 2010, GEP executed a reverse recapitalization with GEI. See Note 3.

Revenue is generated from business consulting services, introduction fees, and equity participation.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non confirming events. Accordingly, the actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Company's operations are subject to significant risk and uncertainties including financial, operational, competition and potential risk of business failure. The risk of social and governmental factors is also a concern since the Company is headquartered in Dubai.

MARKETABLE SECURITIES

(A) CLASSIFICATION OF SECURITIES

At the time of acquisition, a security is designated as held-to-maturity, available-for-sale or trading, which depends on ability and intent to hold such security to maturity. Securities classified as trading and available-for-sale are reported at fair value, while securities classified as held-to-maturity are reported at amortized cost.

Any  unrealized  gains and losses are  reported  as other  comprehensive  income
(loss). Realized gains (losses) are computed on a specific identification basis and are recorded in net capital gains (losses) on investments in the combined consolidated statements of operations

All securities held at September 30, 2011 are designated as available for sale.

(B) OTHER THAN TEMPORARY IMPAIRMENT

The Company reviews its equity investment portfolio for any unrealized losses that would be deemed other-than-temporary and require the recognition of an impairment loss in income. If the cost of an investment exceeds its fair value, the Company evaluates, among other factors, general market conditions, the duration and extent to which the fair value is less than cost, and the Company's intent and ability to hold the investments. Management also considers the type of security, related-industry and sector performance, as well as published investment ratings and analyst reports, to evaluate its portfolio. Once a decline in fair value is determined to be other than temporary, an impairment charge is recorded and a new cost basis in the investment is established. If market, industry, and/or investee conditions deteriorate, the Company may incur future impairments. The Company has not recorded any impairment losses for the periods ended September 30, 2011 and 2010.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


REVENUE RECOGNITION

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company's services do not include a provision for cancellation, termination, or refunds.

In 2010, the Company received marketable securities as consideration for services rendered. In 2011, revenues were generated from consulting services for cash.

During the nine months ended September 30, 2011 and 2010, the Company had the following concentrations of revenues with customers:

      Customer          2011           2010
      --------          ----           ----

         A               --%            53%
         B               --%            47%
         C               59%            --%
         D               41%            --%

SHARE-BASED PAYMENTS

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards' grant date, based on estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company has no common stock equivalents, which, if exercisable, would be anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

COMPREHENSIVE INCOME (LOSS)

The  comprehensive  income or loss  consists  of the change in  unrealized  gain
(loss) on available-for-sale marketable securities.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


FAIR VALUE FOR FINANCIAL ASSETS AND LIABILITIES

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

     * Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

     * Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted arices that are observable for the assets or liabilities; or inputs that are derived principally from or porroborated by observable market data by correlation or other means.

     * Level 3: Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts reported in the balance sheet for cash, prepaids, marketable securities, accounts payable and loans payable - shareholders, approximate fair value based on the short-term nature of these instruments.

The Company has assets measured at fair market value on a recurring basis. Consequently, the Company had gains and losses reported in the statement of comprehensive income (loss), that were attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended September 30, 2011 and December 31, 2010.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


The following is the Company's asset measured at fair value on a nonrecurring basis at September 30, 2011 and December 31, 2010, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

                                 September 30, 2011       December 31, 2010
                                 ------------------       -----------------

     Level 1                        $       --               $       --
     Level 2
       Marketable Securities           752,701                2,227,236
     Level 3                                --                       --
                                    ----------               ----------
     Total                          $  752,701               $2,227,236
                                    ==========               ==========

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220):
Presentation of Comprehensive Income. The guidance in ASU 2011-05 applies to both annual and interim financial statements and eliminates the option for reporting entities to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income. Finally, this ASU requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU should be applied retrospectively and are effective for fiscal year, and interim periods within those years, beginning after December 15, 2011. The Company has early adopted this guidance in these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011,  the FASB issued ASU No.  2011-04,  Fair Value  Measurement  (Topic
820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


NOTE 4 REVERSE RECAPITALIZATION

On November 15, 2010, the Company merged with GEP, a private corporation, and GEP became the surviving corporation, in a transaction treated as a reverse recapitalization. GEI did not have any material operations and majority-voting control was transferred to GEP.

In the recapitalization, GEI issued 20,000,000 shares of common stock in exchange for all of GEP's 100,000 issued and outstanding shares of commons stock. For financial statement reporting purposes, the 100,000 shares have been recasted to 20,000,000 shares in accordance with an exchange ratio of 200 for 1. The balance of the common shares issued and outstanding in GEI prior to the recapitalization were 8,000,000 common shares, and these common shares represent the common shares issued and outstanding in GEI prior to the recapitalization that were not contemplated in the share exchange. The transaction resulted in GEP acquiring approximately 72% control.

The transaction also required a recapitalization of GEP. Since GEP acquired a controlling voting interest, it was deemed the accounting acquirer, while GEI was deemed the legal acquirer. The historical financial statements of the Company are those of GEP and of the consolidated entities from the date of recapitalization and subsequent.

Since the transaction is considered a reverse recapitalization, the presentation of pro-forma financial information was not required. All share and per share amounts have been retroactively restated to the earliest periods presented to reflect the transaction.

NOTE 5 MARKETABLE SECURITIES AND FAIR VALUE

The following table represents the Company's available for sale marketable securities holdings as of September 30, 2011:

     Balance - December 31, 2010                              $ 2,227,236
     Unrealized losses - 2011                                  (1,308,459)
                                                              -----------
     Equity securities at fair value - September 30, 2011     $   752,701
                                                              ===========

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


NOTE 6 DEBT

(A) RELATED PARTY

The Company received advances of $40,173 from related parties. The advances are non-interest bearing, unsecured and due on demand.

(B) OTHER

On July 5, 2011, the Company received an advance of $35,500 from a third party. The advance was non-interest bearing, unsecured and due on demand. The loan was repaid in September 2011.

NOTE 7 STOCKHOLDERS' EQUITY

In May and June 2011, the Company issued 103,100 shares of common stock for $51,550 ($0.50/share).

On September 23, 2011, the Company issued 9,600 shares of common stock for services rendered, having a fair value of $4,800 ($0.50/share), based upon recent third party cash offerings.

NOTE 8 COMMITMENTS

Effective September 1, 2011, the Company executed an employment agreement with its Chief Executive Officer and Chief Financial Officer, under the following terms:

     *   Salary - $120,000 - 240,000 per year,
     *   Stock options - amount yet to be determined; and
     *   Term - 3 years

NOTE 9 LIQUIDITY

At September 30, 2011, and through the date these financial statements were available to be issued, the Company's cash balance is minimal. The Company expects that it can meet all of its current obligations if necessary by selling its marketable securities to generate cash flows. The Company also believes that related party debt and/or equity financing is available if needed under favorable terms.

                 Global Equity International Inc. and Subsidiary
                   Notes to Consolidated Financial Statements
                               September 30, 2011
                                   (Unaudited)


NOTE 10 SUBSEQUENT EVENTS

The Company has evaluated for subsequent events between the balance sheet date of September 30, 2011 and November 30, 2011, the date the financial statements were available to be issued, and concluded that the following events or transactions occurred during that period requiring recognition or disclosure.

On November 30 2011, the Company designated Series A Preferred Stock, with the following rights:

     *    Voting rights - each share has two votes.
     * Conversion - each share is convertible into two shares of common stock beginning on December 1, 2012
     *    Number of shares - 5,000,000

The Company issued 5,000,000 Series A convertible preferred shares of stock, as a bonus to its Chief Executive Officer for services rendered, having a fair value of $480,000 ($0.096/share), based upon the fair value of the services rendered, which represents the best evidence of fair value.